EXHIBIT 4.12

DESCRIPTION OF SECURITIES
General

The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the report of which this exhibit is attached. Our authorized capital stock consists of:

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300,000,000 shares of common stock, par value $0.01 per share, and
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10,000,000 shares of preferred stock, par value $0.01 per share, of which 9,736,000 shares are undesignated.

As of September 10, 2019, we had outstanding:

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227,039,363 shares of our common stock;
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4,030 shares of Series A Convertible Preferred Stock, convertible into 65,625 shares of common stock, subject to adjustment, for no further consideration;
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stock options to purchase 14,358,550 shares of common stock at a weighted average exercise price of $0.84 per share;
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restricted stock units representing 4,125,683 shares of common stock which vest on dates between December 12, 2019 and June 24, 2023, subject to the fulfillment of service conditions or attaining defined performance conditions;
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5,978,150 shares of common stock which have vested under restricted stock unit agreements, but are subject to provisions to delay delivery; and
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warrants to purchase 22,288,713 shares of common stock issuable on the exercise of warrants at a weighted average exercise price of $0.77 per share.

Common Stock

              We have the authority to issue 300,000,000 shares of common stock, par value $0.01 per share. As of September 10, 2019, there were 227,039,363 shares of our common stock outstanding, and a maximum of 46,816,721 shares of common stock were issuable on conversion of outstanding convertible preferred stock, exercise of outstanding options and warrants, and vesting and delivery of restricted stock units.

              Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Holders of shares of common stock do not have any cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. See “Preferred Stock” and “Series A Convertible Preferred Stock,” below. Our common stock does not carry any redemption rights or any preemptive or preferential rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock. Holders of our common stock have the right to participate ratably in dividend distributions. Our outstanding Series A Preferred Stock, consisting of 4,030 shares on September 10, 2019, provides that we may not pay a dividend or make any distribution to holders of any class of stock unless we first pay a special dividend or distribution of $100 per share to the holders of the Series A Preferred Stock.

Market Information

              Our common stock is listed on the NYSE American under the symbol “PTN.” On September 10, 2019, the closing price of the common stock was $1.01 per share. We do not have any other class of securities listed for trading.

Transfer Agent and Registrar

The transfer agent for our common stock is American Stock Transfer & Trust Company, located at 6201 15th Avenue, Brooklyn, New York 11219. Their telephone number is (800) 937-5449.

Preferred Stock

              We have the authority to issue 10,000,000 shares of preferred stock. As of September 10, 2019, 264,000 shares of our preferred stock were designated as a single class, Series A Convertible Preferred Stock, of which 4,030 shares were outstanding (see “Series A Convertible Preferred Stock” below). The description of preferred stock provisions set forth below is not complete and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation and the certificate of designations relating to the Series A Convertible Preferred Stock.

              The board of directors has the right, without the consent of holders of common stock, to designate and issue one or more series of preferred stock, which may be convertible into common stock at a ratio determined by the board. A series of preferred stock may bear rights superior to common stock as to voting, dividends, redemption, distributions in liquidation, dissolution, or winding up, and other relative rights and preferences. The board may set the following terms of any series preferred stock (which will be specified in any applicable prospectus or prospectus supplement):

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the number of shares constituting the series and the distinctive designation of the series;
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dividend rates, whether dividends are cumulative, and, if so, from what date and the relative rights of priority of payment of dividends;
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voting rights and the terms of the voting rights;
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conversion privileges and the terms and conditions of conversion, including provision for adjustment of the conversion rate;
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redemption rights and the terms and conditions of redemption, including the date or dates upon or after which shares may be redeemable, and the amount per share payable in case of redemption, which may vary under different conditions and at different redemption dates;
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sinking fund provisions for the redemption or purchase of shares;
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rights in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority of payment; and
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any other relative powers, preferences, rights, privileges, qualifications, limitations and restrictions of the series.

              Dividends on outstanding shares of preferred stock will be paid or declared and set apart for payment before any dividends may be paid or declared and set apart for payment on the common stock with respect to the same dividend period.

              If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of preferred stock are insufficient to pay the full preferential amount to which the holders are entitled, then the available assets will be distributed ratably among the shares of all series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect to each series.

              Holders of preferred stock will not be entitled to preemptive rights to purchase or subscribe for any shares of any class of capital stock of the corporation. The preferred stock will, when issued, be fully paid and non-assessable. The rights of the holders of preferred stock will be subordinate to those of our general creditors.

Series A Convertible Preferred Stock

The board of directors established a series of 264,000 shares of preferred stock, designated Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A”). We issued 137,780 shares of Series A in 1997, of which 4,030 shares remain outstanding as of September 10, 2019, the rest having been converted into common stock. The Series A has the following rights and preferences.

              Optional conversion. Each share of Series A is convertible at any time, at the option of the holder, into the number of shares of common stock equal to $100 divided by the conversion price, as defined in the Series A certificate of designations. As of September 10, 2019, the conversion price is $6.14, so each share of Series A is convertible as of September 10, 2019, into approximately 16.3 shares of common stock.

              Mandatory conversion. We may, at our option, cause the conversion of the Series A, in whole or in part, on a pro rata basis, into common stock, if the closing bid price of the common stock has exceeded 200% of the conversion price for at least 20 trading days in any 30 consecutive trading day period, ending three days prior to the date of mandatory conversion.

              Price protection provisions. The conversion price decreases if we sell common stock (or equivalents) for a price per share less than the conversion price or less than the market price of the common stock, subject to certain exceptions. The conversion price is also subject to adjustment upon the occurrence of a merger, reorganization, consolidation, reclassification, stock dividend or stock split which results in an increase or decrease in the number of shares of common stock outstanding.

              Dividend and distribution preference. We may not pay a dividend or make any distribution to holders of any other capital stock unless and until we first pay a special dividend or distribution of $100 per share to the holders of Series A.

              Liquidation preference. Upon (i) liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) sale or other disposition of all or substantially all of the assets of the Company, or (iii) any consolidation, merger, combination, reorganization or other transaction in which Palatin is not the surviving entity or in which the shares of common stock constituting in excess of 50% of the voting power of the Company are exchanged for or changed into other stock or securities, cash and/or any other property, after payment or provision for payment of the debts and other liabilities of the Company, the holders of Series A will be entitled to receive, pro rata and in preference to the holders of any other capital stock, an amount per share equal to $100 plus accrued but unpaid dividends, if any.

              Voting rights. Each holder of Series A has the number of votes equal to the number of shares of common stock issuable upon conversion of the holder’s Series A at the record date for determination of the stockholders entitled to vote or, if no record date is established, at the date a vote is taken. Except as provided above or as required by applicable law, the holders of the Series A are entitled to vote together with the holders of the common stock and not as a separate class.

Debt Securities

As of September 10, 2019, we have no debt securities issued and outstanding.

The following description, together with the additional information we include in any applicable prospectus or prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under any applicable prospectus or prospectus supplement. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in any applicable prospectus or prospectus supplement. The terms of any debt securities we offer under a prospectus or prospectus supplement may differ from the terms we describe below.

We will issue notes under an indenture, which we will enter into with the trustee named in the indenture. Any indenture will be qualified under the Trust Indenture Act of 1939. You should read the summary below, any applicable prospectus or prospectus supplement and the provisions of the applicable indenture and any related security documents, if any, in their entirety before investing in our debt securities.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

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the title;
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the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
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any limit on the amount that may be issued;
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whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;
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the maturity date;

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the principal amount due at maturity, and whether the debt securities will be issued with an original issue discount;
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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
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the terms of the subordination of any series of subordinated debt;
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the place where payments will be payable;
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restrictions on transfer, sale or other assignment, if any;
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our right, if any, to defer payment of interest and the maximum length of any such deferral period;
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the date, if any, after which the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
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whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
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whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;
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a discussion of any material or special United States federal income tax considerations applicable to the debt securities;
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information describing any book-entry features;
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provisions for a sinking fund purchase or other analogous fund, if any;
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any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amount with respect to any debt security;
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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;
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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
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the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, any other of our securities or securities of a third party, and whether conversion or exchange is mandatory, at the option of the holder or at our option;
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events of default;
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whether we and/or the debenture trustee may change an indenture without the consent of any holders;
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the form of debt security and how it may be exchanged and transferred;
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descriptions of the debenture trustee and paying agent, and the method of payments; and
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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations.

Specific indentures will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes a prospectus, or as an exhibit to a report filed under the Exchange Act, incorporated by reference in any applicable prospectus or prospectus supplement.

Warrants

As of September 10, 2019, warrants for the purchase of 22,288,713 shares of our common stock were outstanding, exercisable at a weighted average exercise price of $0.77 per share. The outstanding warrants expire on various dates from December 23, 2019 through December 6, 2021.

The following description, together with the additional information we may include in any applicable prospectus or prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus or prospectus supplement. The terms of any warrants offered under a prospectus or prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as exhibits to the registration statement that includes such a prospectus or prospectus supplement, or as exhibits to a report filed under the Exchange Act, incorporated by reference in this prospectus.

General. We will describe in the applicable prospectus or prospectus supplement the terms of the series of warrants, including:

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the title of warrants;
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the offering price and aggregate number of warrants offered;
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the currency for which the warrants may be purchased;
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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
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if applicable, the date on and after which the warrants and the related securities will be separately transferable;
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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon exercise;
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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon exercise;
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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
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the terms of any rights to redeem or call the warrants;
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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
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the dates on which the right to exercise the warrants will commence and expire;
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the manner in which the warrant agreement and warrants may be modified;
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federal income tax consequences of holding or exercising the warrants;
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information relating to book-entry procedures, if any;
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the terms of the securities issuable upon exercise of the warrants; and
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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
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in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants. Each warrant will entitle the holder to purchase the securities that we specify in the any applicable prospectus or prospectus supplement at the exercise price that we describe in any applicable prospectus or prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration date that we set forth in the applicable prospectus or prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus or prospectus supplement. We will set forth on the reverse side of the warrant certificate and/or in the applicable prospectus or prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus or prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus or prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for the warrants (cashless exercise).

Enforceability of Rights by Holders of Warrants. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.